Exhibit 99.1
AGREEMENT OF SALE
THIS AGREEMENT OF SALE (“Agreement") is dated as of the “Effective Date” (defined below) between Millco Acquisition Company LLC, of 19 S. LaSalle St., Ste. 1000, Chicago, IL 60603 (“Purchaser"), and Captec Franchise Capital Partners, LP IV, a Delaware limited partnership, of 24 Frank Lloyd Wright Drive, Lobby L, Fourth Floor, Ann Arbor, Michigan 48105 (“Seller").
RECITALS:
     Seller is the owner of certain real property and improvements located at the address set forth in the Fundamental Sale Provisions below.
     Purchaser desires to purchase, and Seller is willing to sell the real property and improvements upon the terms and conditions set out below.
     In consideration of the terms, covenants and conditions set forth in this Agreement, Seller and Purchaser agree as follows:
     1. Fundamental Sale Provisions. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings listed in the following Fundamental Sale Provisions.

Land:	That certain real property commonly known as an Arby’s located at 18767 Northline, Southgate, MI and more particularly described in the attached Exhibit “A”(“Land").

Leases:	That certain Lease, dated August 4, 1998, as amended, (“Real Estate Lease"), between Captec Net Lease Realty, Inc. (and subsequently assigned to Seller), as landlord, and RTM, Inc. (and subsequently assigned to Sybra, Inc.), as tenant (“Tenant") and guaranteed by ICH Corporation (“Guarantor") pursuant to that certain Guaranty, dated April, 2001 (“Guaranty").

Deposit:	$25,000, payable as set forth in Section 3 below.

Subject State:	Michigan

Purchase Price:	$1,000,000, payable as set forth in Section 3 below.

Title Company:	Lawyer’s Title Insurance Corporation
140 E. 45th Street
New York, NY 10017
Phone: (212) 949-0100
Fax: (212) 949-2438

Inspection Period:	Thirty (30) days after the Effective Date.

Closing:	To occur within thirty (30) days after the expiration of the Inspection Period.

Seller’s Broker:	CB Richard Ellis
505 N. Brand Blvd., #100
Glendale, CA 91203
Attn: Sterling Champ

Purchaser’s Broker:	Robert Miller
Millco Investments Co.
19 S. LaSalle St., Ste. 1000
Chicago, IL 60603

Effective Date:	The date that the last of the parties signing this Agreement executes the same and delivers a fully executed copy to the other party.
     2. Agreement to Sell and Convey. Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, subject to the terms and conditions hereinafter set forth, all of Seller’s right, title and interest in and to the Property (as hereinafter defined), together with all of Seller’s right, title and interest, if any, in and to:
          (a) all buildings, structures, and improvements on the Land (the “Improvements"; together with the Land, the “Project");
          (b) all of the easements benefiting, and rights of access appurtenant to, the Land;
          (c) all and singular, the rights and appurtenances pertaining to the Land, including any adjacent streets, roads, alleys, accesses, and rights-of-way; and
          (d) the Lease together with all prepaid rentals (to the extent applicable) to a period beyond the date of Closing, if any.
Each of the foregoing shall be hereinafter individually referred to as a “Property” or collectively as the “Properties".
     3. Purchase Price; Deposit. The Purchase Price shall be payable as follows:
          (a) Deposit. Within one (1) business day of the Effective Date, Purchaser shall deposit in escrow with the Title Company, the Deposit pursuant to the terms of the Earnest Money Escrow Agreement set forth on attached and incorporated Exhibit “F”, which sum shall be held in accordance with the terms of this Agreement and applied to the Purchase Price at Closing if the transaction is consummated. Upon the expiration of the Inspection Period, assuming Purchaser has not otherwise elected to terminate this Agreement the Deposit shall be deemed non-refundable but for Seller’s default.
          (b) Balance of Purchase Price. Upon Closing, the balance of the Purchase Price shall be paid, plus or minus closing adjustments, as the case may be, less the Deposit, to Seller (through a closing escrow with the Title Company) by wire transfer of immediately available U.S. funds in accordance with wire transfer instructions to be provided by or on behalf of Seller on or prior to the Closing in exchange for a deed in form required by the jurisdictions in which the Properties are located whereby Seller only warrants against its own acts and/or omissions substantially in the form set forth as Exhibit “B” attached hereto (collectively the “Deed"), conveying title to Purchaser subject to the

Permitted Exceptions (as defined herein), and such other exceptions to title which are disclosed in the Title Commitment (defined below) and to which Purchaser consents in writing or waives its objection thereto pursuant to this Agreement.
     4. Due Diligence Items. Within five (5) days of the Effective Date, and at its sole cost and expense, Seller shall furnish or cause the Broker to furnish to Purchaser the following items (collectively, the “Due Diligence Items"):
          (a) a copy of a preliminary commitment for an owner’s policy of title insurance on the Project. Seller shall provide a commitment for an owner’s policy of title insurance on the Project (the “Title Commitment"), which shall (i) be issued by Title Company without so called “Standard Exceptions”, (ii) show the state and quality of title to the Property together with all liens, encumbrances and other charges and items affecting the Property; and (iii) be accompanied by legible copies of all documents referenced in the Title Commitment. As a condition of and concurrently with the Closing, at Seller’s sole cost and expense, the Title Commitment shall be later dated to cover the Closing, and the Title Company shall deliver to Purchaser an owner’s title insurance policy (or mark-up of the Title Commitment) in the amount of the Purchase Price, subject to the Permitted Exceptions (the “Title Policy"), insuring Purchaser’s fee interest in and to the Property and containing the “Required Endorsements” (defined below). “Required Endorsements” means access, survey, tax parcel, contiguity (where relevant), 3.1 with parking, subdivision and owner’s comprehensive. The Required Endorsements and other endorsement requirements requested by Purchaser (other than extended coverage and any endorsements by which Seller is curing Title Defects or New Defects pursuant to Section 5) shall be paid for solely by Purchaser;
          (b) a copy of the existing, executed ALTA as-built survey of the Land dated November 8, 2005 and prepared by The Matthews Company, Inc. (the “Survey");
          (c) a copy of all the most recent two (2) years gross sales report, if any, in Seller’s possession;
          (d) a copy of the existing “Phase I” environmental assessment of the Project, in Seller’s possession; and
          (e) a copy of the Lease.
     Seller will deliver, along with what it believes to be the last of the Due Diligence Items, a letter confirming such last delivery, which letter must contain a signature block for Purchaser to acknowledge, if it agrees, its receipt of the last of the Due Diligence Items. Purchaser agrees to return the executed acknowledgment to Seller within five (5) business days after receipt or notify Seller in writing as to the specific Due Diligence Item not yet received. Purchaser’s failure to return the executed acknowledgement or specify the missing Due Diligence Item within said 5-business day period shall be deemed as Purchaser’s agreement that it has received all of the Due Diligence Items.
          Purchaser acknowledges and agrees that except for such items which are in the public records, the Due Diligence Items are proprietary and confidential in nature and have been or will be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose the Due Diligence Items or any of the provisions, terms or conditions thereof to any party outside of Purchaser’s organization except: (i) to Purchaser’s accountants, attorneys, lenders, prospective lenders, investors and/or prospective investors (collectively, the “Permitted Outside Parties") in connection with the transactions contemplated by this Agreement, or (ii) as may be required by law. In permitting Purchaser and the Permitted Outside Parties to review the Due Diligence Items to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto and no third party benefits of any kind, either expressed or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser.
          Purchaser shall return to Seller all of the Due Diligence Items and any and all copies Purchaser has made of the Due Diligence Items at such time as this Agreement is terminated for any reason other than Seller’s default. In the event this Agreement is terminated as a result of Seller’s default, Purchaser shall return all the Due Diligence Items and any and all copies Purchaser has made of the Due Diligence Items, except for copies of such Due Diligence Items that are directly related to or evidence such Seller default. Purchaser’s obligations under this Section 4 shall survive the termination of this Agreement.
          Purchaser acknowledges that most of the Due Diligence Items were prepared by third parties other than Seller and in most instances, were prepared prior to Seller’s ownership of the Property. Purchaser further acknowledges and agrees that except as specifically set forth herein: (i) neither Seller nor any of its partners, agents, employees or contractors have made any warranty or representation regarding the truth, accuracy or completeness of the Due Diligence Items or the sources thereof and Purchaser has not relied on the truth or completeness of the Due Diligence Items and (ii) Seller has not undertaken any independent investigation as to the truth, accuracy and completeness of the Due Diligence Items and is providing the Due Diligence Items or making the Due Diligence Items available to Purchaser solely as an accommodation to Purchaser.
     5. Conditions to Purchaser’s Obligations.
          (a) During, but in no event later than the expiration of, the Inspection Period, Purchaser shall give Seller written notice indicating whether the Due Diligence Items, the condition of the Property, or title thereto is unsatisfactory and specifying any matters disclosed therein which are not satisfactory or to which Purchaser otherwise objects (the "Objection Notice"). In the event Seller fails to receive the Objection Notice timely, Purchaser shall be deemed to have accepted the condition of the Property as disclosed in the Due Diligence Items, at which time, Purchaser’s Deposit shall become non-refundable but for Seller’s default, and except as otherwise provided in this Agreement. Notwithstanding the foregoing, Purchaser shall not be required to object to, nor shall the foregoing waiver apply to, any delinquent real estate taxes, special assessments or other payments due with respect to the Property (except to the extent payable by the Tenant under the Lease) any recorded loan documents in favor of Seller’s mortgagee, or any financing statements recorded against the Property.
          (b) In the event that Purchaser indicates in the Objection Notice that (i) the Property or the Due Diligence Items are not satisfactory in any material respect, or (ii) Purchaser discovers and informs Seller in writing of or Seller informs Purchaser of any condition in the Title Commitment or Survey to which Purchaser objects (“Title Defect"), Seller may promptly undertake to cure the items specified in the Objection Notice or eliminate any such Title Defect to the reasonable satisfaction of Purchaser and/or, to the extent possible, cause the Title Company to insure over any of such items or Title Defect to the satisfaction of Purchaser and accordingly modify the Title Commitment. In the event Seller elects not to effect such cure or is either unable to do so or have the Title Company so insure over Purchaser’s objections within ten (10) days after receipt by Seller of the Objection Notice, Purchaser may, at its option, (1) waive any of its objections set forth in the Objection Notice, without any adjustment in the Purchase Price, or (2) terminate this Agreement, in either event by giving prompt written notice thereof to Seller. In the event Purchaser elects to terminate this Agreement, the Deposit shall be returned to Purchaser and neither Seller nor Purchaser shall have any further obligations under this Agreement, except as expressly set forth herein. Notwithstanding the foregoing terms of this Section to the contrary, Seller must cure any and all Title Defects pertaining to liens or encumbrances of a definite or ascertainable monetary amount but in no event greater than $50,000.00, in the aggregate, which may be removed by the payment of money by Seller at the time of Closing.
          (c) If any new Title Defect (“New Defect") arises or is first disclosed after the issuance of the initial Title Commitment or is revealed by any update to the Survey and was not shown on the existing Survey, Seller will use commercially reasonable efforts to cure and remove (or procure title insurance over to the extent reasonably satisfactory to Purchaser) such New Defect. If Seller is unable to cure and remove (or procure title insurance over to the extent reasonably satisfactory to Purchaser) the New Defect by the Closing (which Seller may extend by up to ten (10) business days in order to cure and remove (or procure title insurance over to the extent reasonably satisfactory to Purchaser) the same), Purchaser may: (i) waive the New Defect in writing and accept such title as Seller is able to convey, without recourse against Seller at law, in equity or otherwise, and without any reduction in the Purchase Price; or (ii) terminate this Agreement by delivering notice to Seller of such termination on or before the Closing Date. If this Agreement is terminated as a result of any New Defect, the Deposit will be returned to Purchaser and neither party will have any further liabilities or obligations pursuant to this Agreement except those liabilities or obligations that expressly survive termination of this Agreement; provided, however, that if such New Defect was caused by the intentional acts or omissions of Seller, Purchaser may treat the same as a breach of this Agreement and pursue the remedies available under this Agreement.
          (d) Upon expiration or waiver of the Inspection Period set forth above, Seller will make a one time request from Tenant for a current estoppel certificate in the form set forth on attached and incorporated Exhibit “G” and a subordination, non-disturbance and attornment agreement (“SNDA”) in the form contemplated by the Lease. Notwithstanding anything contained herein to the contrary, in the event Tenant fails to provide the estoppel certificate and/or SNDA required by the Lease or alleges that there are outstanding material events of default under the Lease which cannot be resolved to Purchaser’s reasonable satisfaction by the Closing Date, then in that event Purchaser’s sole remedy shall be to terminate this Agreement and receive the prompt return of its Deposit. However, if the outstanding event of default was caused by Seller, then Seller must remedy such default to Tenant’s satisfaction prior to the Closing Date and provide Purchaser with a revised estoppel letter reflecting no such defaults caused by Seller.
     6. Permitted Exceptions. Seller shall convey the Property to Purchaser subject to a lien for taxes not yet due and payable, any easements, liens, exceptions, and other encumbrances noted in the Title Commitment, which Purchaser consents to or waives its objections to, the Survey, and the Lease (the “Permitted Exceptions").
     7. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as to the following matters, each of which is true and correct as of the Effective Date, and each of which shall be true and correct as of the date of Closing. As used in this Section, the phrase “to Seller’s knowledge” means Seller’s actual knowledge, without duty of inquiry.
          (a) Seller is duly formed in the State of Delaware and has obtained all necessary consents and approvals required by its formation documents for the execution of this Agreement and the performance of its obligations arising hereunder;
          (b) Seller has received no written notice from any governmental agency alleging a violation of any statute, ordinance, regulation or code with respect to the Property which violation has not been cured;

          (c) There are no pending nor, to Seller’s knowledge, threatened matters of litigation, administrative action or examination, claim or demand relating to the Property or Seller’s interest in the Property;
          (d) There is no pending nor, to Seller’s knowledge, contemplated or threatened eminent domain, condemnation or other governmental taking or proceeding relating to the Property or any part thereof;
          (e) Seller is not a foreign person or entity under the Foreign Investment in Real Property Tax Act of 1980, as amended, and no taxes or withholding under the such act shall be assessed against or imposed upon Purchaser in connection with the transaction contemplated by this Agreement;
          (f) Seller is not a party to any contract, agreement or commitment to sell, convey, assign, transfer, provide rights of first refusal or other similar rights or otherwise dispose of any portion or portions of the Property;
          (g) To the Seller’s knowledge (i) the Lease is in full force and effect and has not been modified; (ii) Tenant has not prepaid any rent or other charges under the Lease, (iii) the Lease is free from default by the Seller and Tenant, (iv) Tenant is not entitled to any rebate, rental concession, free rent period or set off under the Lease, (v) Tenant has not asserted any claim against Seller or the Property which has not been fully disposed of to Tenant’s satisfaction, (vi) all brokerage commissions with respect to the Lease have been paid in full and there are no commissions payable with respect to renewals or extensions of the Lease, and (vii) there are no obligations pertaining to the Lease which are not disclosed in the Lease; and
          (h) Seller has received no written notice of any pending or threatened request, applications or proceedings to alter or restrict the zoning or other use restrictions or any taking, condemnation or eminent domain proceedings applicable to the Property.
     Seller acknowledges and agrees that the warranties and representations set forth above shall survive the Closing for a period of one (1) year; provided, however, such one (1) year limitation shall not apply in the case of fraud on the part of Seller.
     Seller shall deliver to Purchaser at Closing a statement certifying that the representations and warranties set forth above are true and correct in all material respects as of the Closing with the same effect as though made on the Closing. If, prior to the Closing, any of the representations or warranties made by Seller are untrue, inaccurate or incorrect in any material respect, Seller will give Purchaser written notice thereof within three (3) business days of obtaining such knowledge (but, in any event, prior to the Closing). If Seller is unable or unwilling to cure such misrepresentation by the Closing Date (which Seller may extend by up to ten (10) business days for the purpose of such cure), then Purchaser, may elect to: (i) waive such misrepresentations or breaches of representations and warranties and consummate the purchase and sale of the Property without any reduction of or credit against the Purchase Price; or (ii) terminate this Agreement by written notice given to Seller by the Closing Date, in which event, the Deposit will be returned to Purchaser and neither party shall have any further liabilities or obligations under to this Agreement, except those liabilities or obligations that expressly survive termination of this Agreement. Notwithstanding the foregoing terms of this subparagraph to the contrary, if the misrepresentation or breach was caused by Seller’s intentional acts or omissions to act or involves an inaccuracy as of the date hereof with respect to any of the representations and warranties, Purchaser may treat the same as a breach of this Agreement and pursue the remedies available under this Agreement.

     Seller hereby expressly agrees to indemnify, defend and hold harmless Purchaser, its partners, officers, directors, members, heirs, administrators, and agents and each of their respective successors and assigns (collectively, the “Purchaser Indemnified Parties") harmless from any and all losses, liabilities, fines, penalties and damages, or actions or claims in respect thereof (including without limitation, amounts paid in settlement, reasonable cost of investigation, reasonable attorneys’ fees and other legal expenses and reasonable fees of other professionals) (collectively, “Losses") which any of the Purchaser Indemnified Parties may suffer or sustain as a result of the breach by Seller of any of the representations and warranties contained in this Agreement. This indemnity shall survive the Closing for a period of one (1) year, or such longer time if Purchaser invokes such indemnity by written notice as provided herein within said 1-year period.
     8. Covenants of Seller.
          (a) Actions. From and after the Effective Date and until the date of Closing, Seller shall: (i) use commercially reasonable efforts to keep (or cause to be kept) the Property fully insured in accordance with prudent and customary practice and as required by the Lease; (ii) not alienate, encumber or transfer (or contract to do any of the same) the Property or any part thereof in favor of or to any other person or entity unless required by law; and (iii) not amend the Lease without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed); and
          (b) Change in Status. From and after the Effective Date and until the date of Closing, Seller shall promptly give Purchaser written notice of any change in the status of title to the Property, which either changes the nature of any Permitted Exceptions or represents an additional encumbrance on the Property.
     9. Closing. Seller and Purchaser shall consummate the transactions contemplated by this Agreement at Closing through an escrow with the Title Company and pursuant to escrow instructions acceptable to the Title Company, Seller and Purchaser. The attorneys for Seller and Purchaser are authorized to execute such letter of escrow instructions, any amendments thereto and all directions or communications thereunder.
     10. Seller’s Obligations at the Closing. At the Closing, Seller shall:
          (a) execute and deliver to Purchaser the Deed conveying the Property in the form attached hereto as Exhibit “B”;
          (b) cause the Title Company to furnish to Purchaser the Title Policy;
          (c) execute and deliver to Purchaser and the Title Company a closing statement (which has been previously reviewed by and consented to by Purchaser) itemizing the Purchase Price and all adjustments thereto as provided herein;
          (d) execute and deliver to Purchaser an assignment of all of Seller’s right, title and interest in and to each Lease in substantially the form attached hereto as Exhibit “C” (“Assignment"), together with such consents to and notices of such assignment as may be required under the Lease;
          (e) execute and deliver to Purchaser a Non-Foreign Persons Affidavit in the form attached hereto as Exhibit “D”;
          (f) deliver to Purchaser an original estoppel and SNDA (if any) from Tenant as required under this Agreement;

          (g) execute and deliver to Purchaser a “Notice to Tenant” substantially in the form attached hereto as Exhibit “E”;
          (h) execute and deliver to Purchaser such other documents or instruments as may be required under this Agreement, or as otherwise required in Purchaser’s reasonable opinion to effectuate the Closing;
          (i) deliver the original executed Lease;
          (j) deliver to Purchaser certificates of insurance (liability and real property) (the “Insurance Certificates") as required under the terms of the Lease. The Insurance Certificates must name Purchaser (and its lender, if any) as certificate holder, additional insured and mortgagee/loss payee, as the case may be;
          (k) Applicable State, County and City Transfer Tax Declarations; and
          (l) Seller’s certificate remaking all representations, warranties and covenants under this Contract as of the Closing Date.
     11. Purchaser’s Obligations at Closing. Subject to the terms, conditions, and provisions hereof, and contemporaneously with the performance by Seller of its obligations under Section 10 above, Purchaser shall:
          (a) pay Seller the Purchase Price through the closing escrow with the Title Company;
          (b) execute and deliver to Seller a closing statement itemizing the Purchase Price and all adjustments thereto as provided herein;
          (c) execute and deliver to Seller Purchaser’s counterpart to the Assignment; and
          (d) execute and deliver to Seller such other documents or instruments as may be required under this Agreement or as otherwise required in Seller’s reasonable opinion to effectuate the Closing.
          Purchaser’s obligation to close shall be specifically contingent upon: (i) the Title Company furnishing to Purchaser the Title Policy; (ii) the delivery to Purchaser of the Tenant’s estoppel certificate and the SNDA (if any); and (iii) the delivery to Purchaser of the Insurance Certificates. Purchaser specifically acknowledges that, except as otherwise provided in this Agreement, Seller’s failure to deliver the foregoing items shall not constitute a default by Seller hereunder nor expose Seller to damages but, in such circumstances, Purchaser shall nonetheless be able to terminate this Agreement and receive the immediate return of its Deposit, subject to the terms and conditions of this Agreement which survive the termination of the Agreement.
     12. Closing Costs. At the Closing, Seller shall pay: (a) 1/2 of the escrow and NY Style closing fees; (b) all premiums and fees related to the Title Policy; (c) State and County Transfer Taxes; (d) subject to Section 21 hereof, the real estate brokerage commissions payable by reason of the transactions contemplated by this Agreement; and (e) its own attorneys’ fees. Purchaser shall be responsible for: (u) the costs and expenses of any additional endorsements and/or additional title insurance coverage requests by Purchaser and its mortgagee’s policy of title insurance including any endorsements required thereto; (v) City Transfer Taxes; (w) the cost of recording the Deed; (x) 1/2 of the escrow and NY Style closing fees; (y) any other expenses, taxes and fees related to Purchaser’s Loan, if any; and (z) its own attorneys’ fees.
     13. Prorations.
          (a) Taxes. Purchaser acknowledges that the Lease obligates the Tenant to pay the taxes directly to the taxing authority. Accordingly, the parties shall not prorate taxes between Purchaser and Seller, it being acknowledged that Tenant shall be responsible for same. In no event shall Seller be responsible for the payment of any real estate taxes and/or assessments applicable during its period of ownership in the event the Tenant has defaulted in the prompt payment of same.
          (b) Rent. Rent (whether or not received by Seller) for the month in which the Closing occurs shall be prorated between Seller and Purchaser as of the close of business on the date prior to the Closing Date, with Purchaser receiving a credit for amounts attributable to time periods from and after the Closing Date. To the extent either party hereto receives rent after Closing to which the other has a claim, such party shall remit same to the party entitled thereto within ten (10) days of receipt.
     14. Possession. Subject to the Lease, Seller shall deliver exclusive possession of the Property to Purchaser at Closing.
     15. Inspection. From and after the Effective Date and until the expiration of the Inspection Period, Seller agrees that Purchaser and its agents and representatives shall, subject to arranging all onsite visits with Seller and/or Seller’s Broker, be entitled to enter upon the Property for inspection, soil tests, examination, land-use planning and for any due diligence investigation relating to Purchaser’s proposed ownership of the Property. As to any such investigation, Purchaser shall restore the Property to the same condition as existed prior to any such investigation, and shall not: (i) perform any invasive tests without Seller’s prior consent or (ii) interfere with the possessory rights of the Tenant. Purchaser shall indemnify and hold harmless Seller from and against, and to reimburse Seller with respect to any and all Losses incurred by Seller by reason of or arising out of any such on-site investigation (provided that Purchaser shall have no liability with respect to pre-existing conditions or the discovery thereof), it being acknowledged that all such obligations shall survive the termination of this Agreement.
     16. Acknowledgement. Except as otherwise provided in this Agreement, Purchaser understands and acknowledges that Seller has not made and does not make any representation or warranties whatsoever, oral or written, express or implied, to Purchaser with respect to the condition, state of repair or operability of the Property (including but not limited to environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including the existence in, on, or under the Property of any hazardous materials or substances, soil or sub-soil conditions, all improvements thereon, the structural portions thereof, and the personal property, mechanical, plumbing, electrical, sewer, sanitary disposal, heating, ventilating and air conditioning systems and other building service equipment therein), with respect to the suitability or fitness for the Purchaser’s intended use or purpose or with respect to the appreciation or income potential of the Property, the zoning of the Property, the platting of the Property, the availability or adequacy of utilities to the Property, access to the Property, requirements in connection with any development of the Property or any other matter whatsoever. Purchaser further hereby acknowledges and agrees that Purchaser has investigated or will investigate all matters of concern to Purchaser with respect to the Property and that Purchaser is not relying and hereby expressly waives any reliance on any representation or warranty, oral or written, express or implied, of Seller with respect to such matters, except as otherwise provided in this Agreement. Purchaser agrees to purchase the Property and all improvements thereon and mechanical systems therein delivered to Purchaser, AS IS, WHERE IS, WITH ALL FAULTS. Except with respect to fraud, Purchaser hereby releases Seller from any liability, claims, damages, expenses of any kind or nature, or any other claim resulting from the presence, removal or other remediation of hazardous materials or substances in, on, under or about the Property or which has migrated from adjacent lands onto the Property or from the Property to adjacent land. The provisions of this Section 16 shall survive the Closing.
     17. Further Assurances. Seller and Purchaser agree to perform such other acts, and to execute, acknowledge, and/or deliver subsequent to the Closing such other instruments, documents and other materials as Seller or Purchaser may reasonably request in order to effectuate the consummation of the transactions contemplated herein and to vest title to the Property in Purchaser.
     18. Default by Seller. In the event that Seller should fail to consummate the transactions contemplated by this Agreement for any reason, excepting Purchaser’s default or the failure of any of the conditions to Seller’s obligations hereunder to be satisfied or waived, then, after notice and five (5) business days to cure, Purchaser shall have the right to: (i) terminate this Agreement by giving prompt written notice thereof to Seller, in which event the Deposit shall be returned to Purchaser and Seller shall reimburse Purchaser for Purchaser’s out-of-pocket costs in connection with this transaction, not to exceed $15,000.00; or (ii) specifically enforce the terms of this Agreement; provided, however, that in the event that such failure of Seller was beyond Seller’s reasonable control, Purchaser’s sole remedy shall be to so terminate this Agreement under subparagraph (i) above. Purchaser’s rights in the preceding sentence shall be Purchaser’s sole and exclusive remedies under this Agreement, unless Seller’s default is its intentional failure to convey title to the Property to Purchaser, in which event, Purchaser may pursue any and all remedies available to it at law or in equity. Purchaser must elect to exercise its rights under subparagraph (i) or (ii) above within thirty (30) days after Purchaser declares Seller in default. If Purchaser fails to make such election within said 30-day period, Purchaser shall be deemed to have elected the remedy under clause (i) hereof.
     19. Default by Purchaser. In the event Purchaser should fail to consummate the transaction contemplated herein for any reason, except default by Seller or the failure of any of the conditions to Purchaser’s obligations hereunder to be satisfied or waived, Seller may retain the Deposit and terminate this Agreement by giving prompt written notice thereof to Purchaser, or specifically enforce this Agreement. Seller’s rights in the preceding sentence shall be Seller’s sole and exclusive remedies under this Agreement.
     20. Attorney’s Fees. In the event of any legal action or other proceeding between the parties regarding this Agreement (an “Action"), the prevailing party shall be entitled to the payment by the losing party of its reasonable attorneys’ fees, court costs and litigation expenses, as determined by the court. The term “prevailing party” as used herein includes, without limitation, a party: (i) who agrees to dismiss an Action on the other party’s performance of the covenants allegedly breached, (ii) who obtains substantially the relief it has sought; or (iii) against whom an Action is dismissed (with or without prejudice).
     In addition, the prevailing party in any Action shall be entitled, in addition to and separately from the amounts recoverable under this Section, to the payment by the losing party of the prevailing party’s reasonable attorneys’ fees, court costs and litigation expenses incurred in connection with: (y) any appellate review of the judgment rendered in such Action or of any other ruling in such Action; and (z) any proceeding to enforce a judgment in such Action. It is the intent of the parties that the provisions of this Section be distinct and severable from the other rights of the parties under this Agreement, shall survive the entry of judgment in any Action and shall not be merged into such judgment.
     21. Brokerage Commissions. Each party represents to the other that no brokers other than Purchaser’s and Seller’s Broker have been involved in this transaction. In the event that this transaction is consummated and Closing occurs, Seller shall pay Purchaser’s Broker a real estate commission in the amount of two percent (2%) of the Purchase Price and shall pay Seller’s Broker in accordance with a separate agreement. Seller and Purchaser agree that if any other claims for brokerage commissions are ever made against Seller or Purchaser in connection with this transaction, all claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim. Seller agrees to indemnify and hold Purchaser harmless from any Losses incurred by Purchaser by reason of any claim to any broker’s, finder’s, or other fee in connection with this transaction by any party claiming by, through, or under Seller. Except as provided in the foregoing sentence, Purchaser agrees to indemnify and hold Seller harmless from any Losses incurred by Seller by reason of any claim to any broker’s, finder’s, or other fee in connection with this transaction by any party claiming by, through, or under Purchaser, which obligation of each party shall survive the Closing.
     22. Risk of Loss; Condemnation. All risk of loss or damage to the Property prior to Closing, including, without limitation, loss by fire, windstorm, or other casualty, shall rest with Seller. If, prior to the Closing, the Property is damaged as a result of fire or other casualty, Seller shall give Purchaser written notice thereof and Purchaser shall have the option, exercisable by written notice to Seller within ten (10) days after the occurrence of such damage or casualty, to either:
          (a) accept title to the Property without any reduction of the Purchase Price, in which event, at the Closing and subject to the rights of Tenant, Seller shall assign to Purchaser any insurance proceeds payable to Seller or its successors or assigns by reason of such damage or casualty, and pay over to Purchaser any monies theretofore received by Seller in connection with such fire or other casualty; or
          (b) terminate this Agreement, in which event neither Seller nor Purchaser shall have any further obligations under this Agreement, except for those continuing obligations which survive the termination of the Agreement, and the Purchaser shall receive the prompt return of the Deposit.
          In the event Purchaser shall fail to exercise either such option within such ten (10) day period, Purchaser shall be deemed to have elected the option set forth in the foregoing clause (b).
          In the event all or a substantial portion (making use of the Property as a restaurant commercially unfeasible, or which results in Tenant having a termination right under the Lease or which materially adversely affects parking or access to the Property) of the Property is taken by eminent domain proceedings this Agreement shall terminate and Purchaser shall receive the Deposit as its sole and exclusive remedy subject to the terms and conditions under this Agreement which survive termination. In the event part of the Property is taken by eminent domain proceedings (but the Property may still be operated as a restaurant, and the Tenant has not terminated the Lease and parking and access to the Property have not been materially and adversely affected), Purchaser may either (i) elect to terminate this Agreement and receive the Deposit as its sole remedy subject to the continuing obligations hereunder or (ii) Purchaser may elect to accept title to the Property, without any reduction in the Purchase Price and proceed to Closing, with any condemnation proceeds being paid to Purchaser subject to the rights of Tenant in the proceeds pursuant to the terms of the Lease. In the event Purchaser fails to elect either remedy within ten (10) days of its receipt of notice of the condemnation from Seller, Purchaser shall be deemed to have elected option (i).
     23. Assignability. Except as set forth in Paragraph 31 below, neither Purchaser nor Seller may assign its respective obligations hereunder without the consent of the other; provided, however, that Purchaser shall have the right to assign this Agreement without Seller’s consent to an entity managed and/or owned (at least 50%) by Purchaser or Robert Miller subject to the following: (i) notice of such assignment is delivered to Seller; and (ii) Purchaser shall not be released from any liability under this Agreement as a result of any such assignment

     24. Notices. Any notice to be given or to be served upon either party hereto in connection with this Agreement must be in writing and shall be given by: (i) overnight express delivery; or (ii) facsimile (followed by hard copy by overnight courier); or (iii) electronic mail (email) (followed by hard copy by first class mail) and shall be deemed to have been given upon receipt. Such notice shall be given the parties hereto at the addresses set forth on the signature page of this Agreement and be deemed delivered upon delivery or on the date when the receiving party first refuses to accept such delivery. Either party may at any time, by giving five (5) days written notice to the other, designate any other address in substitution of any of the foregoing addresses to which such notice shall be given and other parties to whom copies of all notices hereunder shall be sent.
     25. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Seller and Purchaser and their respective successors and assigns.
     26. Entire Agreement. This Agreement represents the entire agreement between Seller and Purchaser with respect to the subject matter hereof, and all prior agreements between Seller and Purchaser with respect to such subject matter shall have no further force or effect, including, without limitation, any proposal letters or letters of intent.
     27. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Subject State, without giving effect to principals of conflicts of law.
     28. Modification. This Agreement may only be modified or otherwise amended by a written instrument executed by duly authorized representatives of Seller and Purchaser.
     29. Time of Essence. Time is of the essence of this Agreement.
     30. Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. A facsimile copy of this Agreement and any signatures thereon will be considered for all purposes as originals.
     31. 1031 Exchange. In the event, prior to Closing, Purchaser shall desire to structure this transaction as a part of a tax deferred exchange, pursuant to §1031 of the Internal Revenue Code, Purchaser may assign its rights, but not its obligations, to a Qualified Intermediary under Treasury Regulation 1.103(k)-(1)(g)(4) and Seller, as an accommodation to Purchaser, shall enter into and execute any such amendatory documentation as Purchaser may reasonably request; provided, however, that Seller shall not incur any additional cost, expense, risk or potential liability whatsoever on the account thereof. Seller shall have no liability to Purchaser whatsoever in the event the subject transaction is found, held or adjudicated not to qualify as or as a part of a tax deferred exchange pursuant to §1031 of the Internal Revenue Code.
     32. Business Days. The term “Business Day(s)” means normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays. If any event hereunder is to occur, or a time period is to expire, on a date which is not a Business Day, such event will occur or time period shall expire on the next succeeding Business Day.
[Signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sale as of the dates set forth below their respective signatures.

	PURCHASER:	SELLER:

	MILLCO ACQUISITION COMPANY LLC	CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

By: GP4 Asset Acquisition, LLC
Its: General Partner
By:	/s/ Robert Miller
	Robert Miller, Manager	By: /s/ Daniel J. Kelly
Print Name: Daniel J. Kelly
Dated as of: February 9, 2006
Its:
Treasurer
Send Notices To:
Dated as of: February 9, 2006
Robert Miller
	Millco Acquisition Company LLC	Send Notices To:
19 S. LaSalle, Ste. 1000
	Chicago, IL 60603	Captec Franchise Capital Partners L.P. IV
Tel:	(312) 377-7800	Attention: Dan Kelly
Fax:	(312) 377-7898	24 Frank Lloyd Wright Drive
	bobby@millcoinvestments.com	Lobby L, Fourth Floor, P.O. Box 544
Ann Arbor, Michigan 48106-0544
Telephone: 734-994-5505
	With a Copy To:	Facsimile: 734-994-1376
E-mail: dkelly@captec.com
Glenn Taxman
	Much Shelist	With a Copy To:
2030 Main St., Ste. 1200
	Irvine, CA 92614	Captec Financial Group, Inc.
	Tel: 949.851.7475	Attention: Jennifer L. Tingley
	Fax: 312.521.2100	24 Frank Lloyd Wright Drive
	gtaxman@muchshelist.com	Lobby L, 4th Floor
Ann Arbor, Michigan 48105
Telephone: (734) 913-0554
Facsimile: (734) 913-0584
E-Mail: jtingley@captec.com

SCHEDULE OF EXHIBITS
A — Legal Description of the Land
B — Form of Deed
C — Form of Assignment of Lease
D — Form of Non-Foreign Persons Affidavit
E — Form of Notice to Tenant
F — Earnest Money Escrow Agreement
G — Form of Estoppel Letter

EXHIBIT A
LEGAL DESCRIPTION
Land situated in the State of Michigan, County of Wayne, City of Southgate, being in the Northwest 1/4 of Section 26, Township 3 South, Range 10 East, being more particularly described as follows:
Beginning, for reference, at a point at the North 1/4 corner of said Section 26; thence North 89 degrees 41 minutes 10 seconds West, with the North line of said Section 26, a distance of 1311.72 feet to a point; thence South 0 degrees 36 minutes 40 seconds West, a distance of 60.00 feet to a point in the Southerly right-of-way line of Northline Road; thence North 89 degrees 47 minutes 50 seconds West, with the Southerly right-of-way line of said Northline Road, a distance of 150.00 feet to the true point of beginning; thence, from said true point of beginning, South 0 degrees 12 minutes 10 seconds West, a distance of 224.56 feet to a point; thence South 43 degrees 14 minutes 13 seconds East, a distance of 58.07 feet to a point in the Northwesterly right-of-way line of West Frontage Road; thence South 46 degrees 45 minutes 47 seconds West, with the Northwesterly right-of-way line of said West Frontage Road, a distance of 240.00 feet to a point; thence North 43 degrees 14 minutes 13 seconds West, a distance of 6.52 feet to a point; thence North 0 degrees 18 minutes 50 seconds East, a distance of 136.22 feet to a point; thence North 89 degrees 41 minutes 10 seconds West, a distance of 25.00 feet to a point; thence North 0 degrees 18 minutes 50 seconds East, a distance of 291.05 feet to a point in the Southerly right-of-way line of said Northline Road; thence South 89 degrees 47 minutes 50 seconds East, with a Southerly right-of-way line of said Northline Road, a distance of 162.99 feet to the true point of beginning.

A-1

EXHIBIT B
FORM OF DEED
[Note: Modify to conform to recording/other requirements of the State of Michigan.]
WARRANTY DEED
KNOW ALL MEN BY THESE PRESENTS: That Captec Franchise Capital Partners LP IV, a Delaware limited partnership
Whose address is: 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, Ann Arbor, MI 48106-0544
Conveys and warrants to: Millco Acquisition Company LLC
Whose address is: 19 S. LaSalle St., Ste. 1000, Chicago, IL 60603
The following described premises situated in the City of Southgate, County of Wayne and State of Michigan, to wit:
     See Exhibit “A” attached hereto and made a part hereof
Together with all and singular the tenements, hereditaments and appurtenances thereto belonging or otherwise appertaining for the sum of: $
The grantor herein warrants title against its acts or omissions only and none other, except for the matters shown on Exhibit B attached hereto and made a part thereof.

     IN WITNESS WHEREOF, this Warranty Deed is executed as of the ___ day of ____________, 2006.

CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

Signed in the presence of:	By: GP 4 Asset Acquisition, LLC
Its: General Partner

By:

Its:

STATE OF MICHIGAN	)
)ss.
COUNTY OF WASHTENAW	)
The foregoing instrument was acknowledged before me this ___ day of ____________, 2006, by ____________, who is personally known to me, as Vice President of GP 4 Asset Acquisition LLC, a Michigan limited liability company and the general partner of Captec Franchise Capital Partners L.P. IV, a Delaware limited partnership, on behalf of the limited partnership.

Name:
State of Michigan, County of Washtenaw
My Commission Expires:
Acting in the County of Washtenaw
When recorded return to:
Grantee
This instrument prepared by:
Captec Financial Group, Inc.
24 Frank Lloyd Wright Drive
Lobby L, 4th Floor
Ann Arbor, MI 48106-0544

EXHIBIT “A”
Legal Description
Land situated in the State of Michigan, County of Wayne, City of Southgate, being in the Northwest 1/4 of Section 26, Township 3 South, Range 10 East, being more particularly described as follows:
Beginning, for reference, at a point at the North 1/4 corner of said Section 26; thence North 89 degrees 41 minutes 10 seconds West, with the North line of said Section 26, a distance of 1311.72 feet to a point; thence South 0 degrees 36 minutes 40 seconds West, a distance of 60.00 feet to a point in the Southerly right-of-way line of Northline Road; thence North 89 degrees 47 minutes 50 seconds West, with the Southerly right-of-way line of said Northline Road, a distance of 150.00 feet to the true point of beginning; thence, from said true point of beginning, South 0 degrees 12 minutes 10 seconds West, a distance of 224.56 feet to a point; thence South 43 degrees 14 minutes 13 seconds East, a distance of 58.07 feet to a point in the Northwesterly right-of-way line of West Frontage Road; thence South 46 degrees 45 minutes 47 seconds West, with the Northwesterly right-of-way line of said West Frontage Road, a distance of 240.00 feet to a point; thence North 43 degrees 14 minutes 13 seconds West, a distance of 6.52 feet to a point; thence North 0 degrees 18 minutes 50 seconds East, a distance of 136.22 feet to a point; thence North 89 degrees 41 minutes 10 seconds West, a distance of 25.00 feet to a point; thence North 0 degrees 18 minutes 50 seconds East, a distance of 291.05 feet to a point in the Southerly right-of-way line of said Northline Road; thence South 89 degrees 47 minutes 50 seconds East, with a Southerly right-of-way line of said Northline Road, a distance of 162.99 feet to the true point of beginning.

EXHIBIT “B”
Permitted Exceptions

EXHIBIT C
FORM OF ASSIGNMENT OF LEASE AND GUARANTY
[Note: Modify to conform to recording/other requirements of the State of Michigan.]
ASSIGNMENT OF LEASE AND GUARANTY
THIS ASSIGNMENT OF LEASE AND GUARANTY (“Assignment") is made as of , 2006, by and between CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV a Delaware limited partnership, whose address is 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544 (“Assignor") and Millco Acquisition Company LLC, of 19 S. LaSalle St., Ste. 1000, Chicago, IL 60603 (“Assignee").
RECITALS:
     Assignor leased to Sybra, Inc., a Michigan corporation (“Tenant"), the Leased Premises (as defined in the Lease described below), located at 18767 Northline, Southgate, MI (“Premises"), pursuant to a Lease dated as of August 4, 1998, as amended, a true and complete copy of which is attached as Exhibit 1 (“Lease").
     In connection with, and in consideration of, the acquisition of the Leased Premises by the Assignee, Assignor has agreed to assign, transfer and convey to Assignee all of Assignor’s right, title and interest in and to: (a) the Lease; (b) the security deposit(s), if any, paid by Tenant under the Lease (“Security Deposit"); and (c) the guaranty of Tenant’s duties and obligations under the Lease, given by ICH Corporation dated April, 2001, as amended, a true and complete copy of which is attached as Exhibit 2 (“Guaranty").
     Assignee agrees to accept the assignment of those items described above and Assignee further agrees to perform all of the Assignor’s obligations under or relating to the Lease and the Security Deposit, if any, and the Guaranty, arising from and after the date of this Assignment.
     In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor and Assignee agree as follows:
     1. Assignment and Assumption. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in, to and under the Lease and the Security Deposit and the Guaranty, and Assignee assumes all of Assignor’s duties and obligations under the Lease and the Security Deposit and the Guaranty and agrees to perform and to be bound by all of the terms and provisions of the Lease and the Security Deposit and the Guaranty in the place and stead of Assignor arising from and after the date of this Assignment. Assignee further agrees to indemnify and hold harmless Assignor from and against all claims, awards, liabilities or damages arising under the Lease and Guaranty resulting from the acts and/or omissions of Assignee from and after the date of this Assignment. Assignor agrees to indemnify and hold harmless Assignee from and against all claims, awards, liabilities or damages arising under the Lease and Guaranty resulting from the acts and/or omissions of Assignor prior to the date of this Assignment.

     2. Representation. To Assignor’s knowledge, the Lease and the Guaranty are in full force and effect and have not been modified, amended or restated (except as identified in Exhibit 1 and/or Exhibit 2 attached hereto).
     3. Miscellaneous. This Assignment shall bind and inure to the benefit of the parties hereto, their successors and assigns. This Assignment shall be governed by and construed in accordance with the laws of the State where the Leased Premises is located, without giving effect to principles of conflicts of law. This Assignment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK-SIGNATURE PAGE FOLLOWS]

     NOW THEREFORE, the parties have executed this Assignment of Lease and Guaranty as of the day and year noted above.
ASSIGNOR:
CAPTEC FRANCHISE CAPITAL
PARTNERS L.P. IV
By: GP4 Asset Acquisition, LLC
Its: General Partner

By:

Print Name:

Its:

ASSIGNEE:

By:

Name:

Title:

EXHIBIT 1
TO
ASSIGNMENT OF LEASE
[Attach copy of Lease]

EXHIBIT 2
TO
ASSIGNMENT OF LEASE
[Attach copy of Guaranty]

EXHIBIT D
FORM OF NON-FOREIGN PERSONS AFFIDAVIT
NON-FOREIGN PERSONS AFFIDAVIT
     Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a United States real property interest must withhold tax if the transferor (seller) is a foreign person. To inform The Millco Acquisition Company LLC (“Transferee"), that withholding of tax is not required upon the disposition of a United States real property interest by CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV, a Delaware limited partnership (“Transferor"), the undersigned certifies the following on behalf of Transferor:
     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
     2. Transferor’s United States Employer Identification Number is 38-3304096;
     3. Transferor’s office address is 24 Frank Lloyd Wright Drive, Lobby L, Fourth Floor, Ann Arbor, Michigan 48105.
     Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

CAPTEC FRANCHISE CAPITAL
PARTNERS L.P. IV

By: GP4 Asset Acquisition, LLC
Its: General Partner

By:
Print Name:
Its:
Dated as of                     , 2006.

D-1

STATE OF MICHIGAN	)
)ss.
COUNTY OF WASHTENAW	)
The foregoing instrument was acknowledged before me this ___ day of                     , 2006, by                                         , who is personally known to me, as Vice President of GP4 Asset Acquisition LLC, a Michigan limited liability company and the general partner of Captec Franchise Capital Partners L.P. IV, a Delaware limited partnership, on behalf of the limited partnership.

Name:
State of Michigan, County of Washtenaw
My Commission Expires:
Acting in the County of Washtenaw

D-2

EXHIBIT E
FORM OF NOTICE TO TENANT
_____________, 2006
Sybra, Inc.
9255 Towne Centre Dr., Ste 600
San Diego, CA 92121
Attn: Director of Real Estate
ICH Corporation
780 Third Ave., 43rd Floor
New York, NY 10017
Attn: Robert H. Drechsler
Ladies and Gentlemen:
This is to inform you that on                     , 2006 the interest of Captec Franchise Capital Partners L.P. IV (“Seller") in that certain Lease, dated as of August 4, 1998, as amended (“Lease"), between Seller’s predecessor in interest, Captec Net Lease Realty, Inc., as landlord, and Tenant’s predecessor in interest, RTM, Inc., as tenant, and in that certain Guaranty, dated April 2001 (“Guaranty") between Seller and ICH Corporation, as Guarantor, for the real property located at 18767 Northline, Southgate, MI has been assigned to                                         . Accordingly, all future payments owed, and notices to be given, to the landlord under the Lease should be delivered to the attention of Robert Miller,                                         , at the following address: 19 S. LaSalle St., Ste. 1000, Chicago, IL 60603.

Very truly yours,

CAPTEC FRANCHISE CAPITAL
PARTNERS L.P. IV

By: GP4 Asset Acquisition LLC
Its: General Partner

By
Print Name:

Its Vice President

E-1

EXHIBIT F
EARNEST MONEY ESCROW AGREEMENT
RE:            Escrow Trust No.
DATE:                     ,       2006
1. PARTIES

A. Seller:	Captec Franchise Capital Partners, LP IV
24 Frank Lloyd Wright Drive
Lobby L, Fourth Floor
Ann Arbor, Michigan 48106-0544
Attn: Dan Kelly
Facsimile: (734) 994-1376
Telephone: (734) 994-5505

With a copy to:	Captec Franchise Capital Partners, LP IV
24 Frank Lloyd Wright Drive
Lobby L, Fourth Floor
Ann Arbor, Michigan 48106-0544
Attn: Jennifer Tingley
Facsimile: (734) 994-1376
Telephone: (734) 994-5505

B. Purchaser:	Robert Miller
Millco Acquisition Company LLC
19 S. LaSalle, Ste. 1000
Chicago, IL 60603
Tel: (312) 377-7800
Fax: (312) 377-7898

With a copy to:	Much Shelist
2030 Main Street, Suite 1200
Irvine, California 92614
Attn: Glenn D. Taxman
Facsimile: (312) 521-2100
Telephone: (949) 851-7475

C. Escrow Holder:	Lawyer’s Title Insurance Corporation
140 E. 45th Street
New York, NY 10017
Phone: (212) 949-0100
Fax: (212) 949-2438

2. PRELIMINARY STATEMENTS
     A. Prior to the execution and delivery of this Earnest Money Escrow Agreement (“Escrow Agreement”), Seller and Purchaser executed and delivered a certain Agreement of Sale with an “Effective Date” of                                         , 2006 (“Sale Agreement”). Under the terms of the Sale Agreement, Seller agreed to sell to Purchaser the property commonly known as 18767 Northline Rd., Southgate, MI
     B. Pursuant to the Sale Agreement, Purchaser is required to deposit with the Escrow Holder the sum of $25,000.00 (the “Earnest Money”) to be held by Escrow Holder under the terms and provisions of this Escrow Agreement.
3. DEPOSIT OF EARNEST MONEY; INVESTMENT DIRECTIONS
     A. Concurrently with the execution of this Escrow Agreement, Purchaser deposited the Earnest Money with the Escrow Holder in accordance with the Sale Agreement.
     B. The Earnest Money is NOT to be invested.
4. INSTRUCTIONS
     A. Escrow Holder is to hold the Earnest Money until: (a) Escrow Holder is in receipt of a joint order by Seller and Purchaser as to the disposition of the Earnest Money; or (b) Escrow Holder is in receipt of a written demand (the “Demand”) from either Seller or Purchaser for the payment of the Earnest Money or any portion thereof; or (c) prior to                           , 2006, Escrow Holder is in receipt of a sole order by Purchaser to return the Earnest Money to Purchaser. Any Demand under subparagraph 4A must include proof of delivery, either by facsimile or electronic mail, of a copy of the same to the non-demanding party. If within five (5) business days after Escrow Holder’s receipt of any Demand under subparagraphs 4A(b) and 4A(c), Escrow Holder has not received from the non-demanding party written notice of its objection to the Demand, then Escrow Holder will be authorized to disburse the Earnest Money as requested by the Demand. If within said 5-business day period Escrow Holder receives from the non-demanding party its notice of objection to the Demand, then Escrow Holder will continue to hold the Earnest Money until it is in receipt of a joint order as aforesaid, but after sixty (60) days Escrow Holder may deposit the Earnest Money with a court of competent jurisdiction.
     B. Except as set forth in Paragraph 4.A. above, the Escrow Holder is instructed to hold the Earnest Money until the Escrow Holder is in receipt of: (i) a joint written direction from Seller (or Seller’s Counsel) and Purchaser (or Purchaser’s Counsel); or (ii) an order, judgment or decree addressed to Escrow Holder which is entered or issued by any court and which determines the disposition of the Earnest Money and all interest earned.
     C. Any party delivering a notice required or permitted under this Escrow Agreement must simultaneously deliver copies of such notice to all parties listed in Section 1 of this Escrow Agreement. All required notices must be either personally delivered, sent by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier and, in all instances, will be deemed to have been received upon delivery.
     D. Except as otherwise expressly set forth in this Escrow Agreement, Escrow Holder may disregard any and all notices or warnings given by any of the parties.

     E. If Escrow Holder obeys or complies with any order, judgment or decree of any court with respect to the Earnest Money, Escrow Holder may not be liable to any of the parties or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this Escrow Agreement to which Escrow Holder is or may be at any time a party, Seller and Purchaser each will be liable for one-half of all such costs, fees and expenses incurred or sustained by Escrow Holder and must promptly pay the same to Escrow Holder upon demand; provided, however, that in the event Escrow Holder is made a party to any suit or proceeding between Seller and Purchaser, the prevailing party in such suit or proceeding will have no liability for the payment of Escrow Holder’s costs, fees and expenses.
     F. In no case may the above mentioned deposits be surrendered except in the manner specifically described in this Escrow Agreement.
     G. All fees of Escrow Holder will be charged one-half to Seller and one-half to Purchaser. However, Purchaser is solely responsible for the payment of any investment fees.
     H. Except as to deposits of funds for which Escrow Holder has received express written direction from Purchaser (or Purchaser’s Counsel) concerning investment or other handling, the parties agree that Escrow Holder is under no duty to invest or reinvest any deposits at any time held by it; and, further, that Escrow Holder may commingle such deposits with other deposits or with its own funds and may use any part or all such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any, provided, however, nothing herein shall diminish Escrow Holder’s obligation to apply the full amount of the deposits in accordance with the terms of this Escrow Agreement.
     I. Any order, judgment or decree requiring the Escrow Holder to disburse the Earnest Money will not be binding upon Purchaser or Seller as to the ultimate disposition of the Earnest Money unless and until a final, order, judgment or decree (not subject to appeal) is entered by a court having jurisdiction.
     J. This Escrow Agreement is binding upon and will inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Earnest Money Escrow Agreement as of the Effective Date.
FOR PURCHASER:

By:
       Glenn D. Taxman,
       Much Shelist,
       its attorneys

FOR SELLER:

By:
       Dan Kelly, Vice President

Accepted as of                           , 2006

Lawyer’s Title Insurance Corporation
Escrow Holder

By:
                           , Escrow Officer

EXHIBIT G
FORM OF TENANT’S ESTOPPEL CERTIFICATE

To:	[Insert name and address of Purchaser]
Re:	[insert address] (the “Property”)
Gentlemen:
The undersigned (“Tenant”), being the tenant under the Lease (defined below), understands that you or your designee (“Buyer”) are about to acquire the Property (and in conjunction therewith an assignment of the Lease) and, as a condition precedent to such acquisition, are requiring and will be relying upon this Estoppel Certificate. Accordingly, Tenant hereby represents and certifies to you the following as of the date hereof:
     I. Tenant is the tenant under that certain lease (“Lease”) dated                                          with                                          as Landlord, covering the Property.
     II. The Lease constitutes the only agreement (either written or oral) Tenant has with respect to the Property and any right of occupancy or use thereof.
     III. The Lease is in full force and effect and has not been assigned, subleased, supplemented, modified or amended except as follows:
     IV. Tenant presently occupies the Property and is paying rent on a current basis.
     V. No rent has been paid by Tenant in advance except for the monthly rental that became due on                                           , and a security deposit in the sum of $                                     now held by Landlord in accordance with the terms of the Lease.
     VI. The monthly rental is the sum of                                          Dollars ($                                        ).
     VII. The Original Term of the Lease expires on                                          and there are no options to renew except:                                           .
     VIII. There are no defaults under the Lease by Landlord or any events which with the passage of time or giving of notice or both will result in any such default. Tenant does not presently have (nor with the passage of time or giving of notice or both will have) any offset, charge, lien, claim, termination right or defense under the Lease.
     IX. Tenant occupies and has accepted possession of all of the Property covered by the Lease. All obligations of Landlord under the Lease required to be performed to date, including any improvements to be constructed by Landlord (or its predecessors or successors) or the granting of any free rent, rent credit, offset, deductions, building allowance or rent reduction have been completed to Tenant’s satisfaction.

G-1

     X. Tenant is aware that third parties intend to rely upon this Certificate and the statements set forth herein and that the statements and facts set forth above shall be binding on Tenant.
     XI. Tenant and the persons executing this Certificate on behalf of Tenant have the power and authority to execute and deliver this Certificate.
DATED:

By:
Name:
Title:
GUARANTOR’S ACKNOWLEDGMENT
     The undersigned                      (“Guarantor”) acknowledges and agrees that Guarantor has guaranteed the obligations of Tenant under the Lease as more particularly set forth in that certain                          dated                         (the “Guaranty”) and that the Guaranty is in full force and effect.

GUARANTOR:

[NAME]

By:

Name:

Title:

Date:

G-2

ADDENDUM TO AGREEMENT OF SALE

SELLER:	Captec Franchise Capital Partners, LP IV

PURCHASER:	Millco Acquisition Company LLC

Property:	18767 Northline, Southgate, MI

Contract Price:	$1,000,000
By signing below, the parties agree that this addendum supplements and is made a part of the above-referenced agreement of sale, which may include prior addendums, and supercedes any of the terms of the Agreement of Sale that are in conflict:

Inspection Period:	Shall be extended to March 27, 2006.

PURCHASER:	SELLER:

MILLCO ACQUISITION COMPANY LLC	CAPTEC FRANCHISE CAPITAL
PARTNERS L.P. IV
By: /s/ Robert Miller
By: GP4 Asset Acquisition, LLC
Its: General Partner

By: /s/ Daniel J. Kelly
Print Name:Daniel J. Kelly

Its: Vice President

Date of Execution 3/16/06

Date of Execution 3/16/06

ASSIGNMENT TO AGREEMENT OF SALE

SELLER:	Captec Franchise Capital Partners, LP IV

PURCHASER:	Millco Acquisition Company LLC

Property:	18767 Northline, Southgate, MI

Contract Price:	$1,000,000
By signing below, the parties agree that this addendum supplements and is made a part of the above-referenced agreement of sale, which may include prior addendums, and supercedes any of the terms of the Agreement of Sale that are in conflict:
Millco Acquisition Company LLC (“Assignor”) hereby assigns all of its right, title and interest in and to the Agreement to Millco-Southgate Beef LLC (“Assignee”). Assignor shall not be released from any liability arising under the Agreement.

ASSIGNOR:	ASSIGNEE:

MILLCO ACQUISITION COMPANY LLC	MILLCO-SOUTHGATE BEEF LLC

By: /s/ Robert Miller	By: /s/ Robert Miller
Print Name: Robert Miller	Print Name: Robert Miller
Its: Manager	Its: Manager

Date of Execution	Date of Execution
ACKNOWLEDGED BY:
Seller:
CAPTEC FRANCHISE CAPITAL PARTNERS, LP IV
By: GP4 Asset Acquisition, LLC, its general partner
By: /s/ Daniel J. Kelly
       Daniel J. Kelly
Its: Vice President